Exhibit 99.1

    Delek US Declares Special Cash Dividend of $0.1975 Per Share and
              Quarterly Cash Dividend of $0.0375 Per Share

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 22, 2007--Delek US Holdings, Inc. (NYSE: DK) today announced that its Board of Directors has declared a special cash dividend of $0.1975 per share, along with a quarterly cash dividend of $0.0375 per share. Both dividends are payable on November 19, 2007, to stockholders of record on November 5, 2007.

    About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express(R), MAPCO Mart(TM), East Coast(R), Discount Food Mart(TM) , Fast Food and Fuel(TM) and Favorite Markets(R) brand names.

    Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws. Investors are cautioned that the risks contained in our filings with the Securities and Exchange Commission may affect these forward-looking statements.

    Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

    CONTACT: Delek US Holdings, Inc.
             Assi Ginzburg, Vice President of Strategic Planning
             615-224-1179